SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is effective April 22, 2016,

BETWEEN: **NEXT GROUP HOLDINGS, INC.** (the "Creditor" or "NEXT")), a company organized and existing under the laws of the of FLORIDA, with its head office located at:

1111 Brickell Avenue, Suite 2200
Miami, Florida 33131

AND: **Mr. Calvin Lewis ("LEWIS") and Mr. Robert Rico ("RICO")** (collectively "Former Management') whose mailing address is:
C/O The Chonillo Law Group, LLC
2525 Ponce De Leon Blvd Suite 300
Miami, Florida 33134

WHEREAS, Next filed an Adverse Claim filed on April 6, 2016 with the Transfer Agent, Old Monmouth Stock Transfer Company, Inc. alleging several claims such as breach of contract, conversion and fraud in the inducement *Inter alia* which effected a "Stop Transfer" on the shares of FORMER MANAGEMENT and prevented a sale of certain shares of Former Management as per the "leak out agreement" between the parties.

WHEREAS the parties have agreed to settle the Adverse Claim and any liability associated with it upon the terms and conditions hereinafter set forth:

NOW WHEREFORE, the parties hereto agree as follows:

1. As part of the Adverse Claim, Next claimed that Former Management received too many shares in Next and as part of this settlement the FORMER MANAGEMENT shall return and transfer to NEXT per its instructions 4 million shares of Pleasant Kids, Inc. (formerly PLKD symbol and now known as Next Group Holdings, Inc. with a symbol of NXGH) as follows (collectively, the "Returned Shares"):
   a. Robert Rico 2.2 million shares of Next stock represented by certificate numbers: 01660-01663; and
   b. Calvin Lewis 1.8 million shares of Next stock represented by certificate numbers: 01649-1652

FORMER MANAGEMENT shall sign any and all documents requested by Next to effectuate the above transfer.

2. NEXT shall:
   a. Advise the transfer agent (Matt Troster at Old Monmouth Stock Transfer Company, Inc.) to release the Stop Transfer on 300,000 of Future Management currently on hold within three (3) business days after transfer agent confirms to Next that the Returned Shares have been received by Next;
   b. Permit (and not improperly interfere with) Former Management to sell any other Next shares they own to be sold in accordance with the leak out agreement among the parties dated 12-29-15. Additionally, NEXT hereby waives the right of first refusal under the leak out agreement; it being understood. However, FORMER MANAGEMENT will adhere to the

schedule of the Resell Agreement ("Leak out") and transfer shares per the dates on the leak out agreement.

3. NEXT hereby releases FORMER MANAGEMENT from any liability solely and exclusively relating to the specific allegations set forth above in the Adverse Claim; it being understood that Next is not releasing the Former Management from any other known or unknown claims or liabilities including, without limitation, any breaches of representations under the Merger Agreement. Former Management hereby remise, release, renounce to and forever discharge Next and all of its respective subsidiaries, affiliates, associates, directors, shareholders, officers and employees (including, without limitation, Arik Meimoun) and each of them from any and all actions, causes of action, suits, debts, duties, accounts, bonds, contracts, claims and demands whatsoever which any of them had, now has or may in the future have including, without limitation, rising out of Adverse Claim.

4. The release by Next does not operate to release any claims brought by the Securities and Exchange Commission or other appropriate regulator.

5. The provisions hereof shall inure to the benefit of and shall be binding upon each of the undersigned and their respective heirs, legal representatives, successors and assigns.

6. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or in the documents contemplated herein.

8. This Settlement Agreement shall be construed in accordance with and governed by the FLORIDA LAW and for the purpose of legal proceedings this Settlement Agreement shall be deemed to have been made and performed in that State, and the courts of that state shall have jurisdiction over all disputes which may result under this Settlement Agreement and each of NEXT and FORMER MANAGEMENT hereby irrevocably and unconditionally submits to the jurisdiction of such courts.

9. If one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed on the date indicated above.

5/2/2016

NEXT GROUP HOLDINGS, INC

Authorized Signature

Michael DePrado President & COO

Print Name and Title

ROBERT RICO

Authorized Signature

Robert Rico.

Print Name and Title

CALVIN LEWIS

Authorized Signature

Calvin Lewis

Print Name and Title